UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 14, 2015, Goodrich Petroleum Corporation (the “Company”) completed its previously announced exchange transaction under which it retired approximately $17.1 million in aggregate original principal amount of its outstanding 5.00% Convertible Senior Notes due 2032 (the “Existing Notes”) in exchange for its issuance of additional 5.00% Convertible Exchange Senior Notes due 2032 (the “New Notes”) in an aggregate original principal amount of approximately $8.5 million.

The New Notes were issued pursuant to the Indenture (the “Base Indenture”), dated as of September 8, 2015, among the Company, Goodrich Petroleum Company, L.L.C., as subsidiary guarantor (the “Guarantor”) and Wilmington Trust, National Association, as trustee (the “Trustee”), and the First Supplemental Indenture thereto, dated as of September 8, 2015, among the Company, the Guarantor, and the Trustee (the “First Supplemental Indenture”; the Base Indenture as so amended and supplemented, the “Indenture”).

The Company will pay interest on the New Notes at a rate of 5.00% per annum on April 1 and October 1 of each year, beginning on April 1, 2016. The New Notes mature on October 1, 2032. The principal amount of the New Notes will also accrete at a rate of 2% per year, compounding on a semi-annual basis until October 1, 2018. The accreted portion of the principal payable at maturity does not bear interest and is not convertible into shares of the Company’s common stock.

Holders may convert their New Notes at their option at any time prior to the close of business on the second business day immediately preceding the maturity date under the following circumstances: (1) if the New Notes have been called for redemption or the Company exercises its option to convert the New Notes, or (2) upon the occurrence of one of specified corporate transactions.

The conversion rate is 500.00 shares per $1,000 principal amount of the New Notes (equal to an initial conversion price of $2.00 per share of common stock), subject to adjustment. Upon conversion, the Company must deliver, at its option, either (1) a number of shares of its common stock determined as set forth in the Indenture, or (2) a combination of cash and shares of its common stock, if any. Shares of the Company’s common stock into which the New Notes are convertible have been reserved for issuance by the Company and will be listed on the New York Stock Exchange, subject to notice of issuance.

Upon satisfaction of certain conditions, including that the trading price of the Company’s common stock exceeds $2.50 (or 125% of the then applicable conversion price) for the required measurement period, the Company may elect to convert the New Notes in whole or in part, prior to maturity, into the Company’s underlying common stock. If the Company elects to convert the New Notes on or before October 1, 2018, holders will receive a make-whole premium equal to (i) $100 per $1,000 face amount of such New Notes if the conversion occurs prior to October 1, 2017 or (ii) $100 per $1,000 face amount of such New Notes less an amount equal to 0.2778 multiplied by the number of days between September 30, 2017 and the conversion date, if the conversion occurs on or after October 1, 2017.

Subject to certain conditions, holders have the option to require the Company to purchase all or a portion of their New Notes on each of October 1, 2018, October 1, 2022 and October 1, 2027. In addition, if the Company experiences one of specified types of corporate transactions, holders may require the Company to purchase all or a portion of their New Notes. Any repurchase of the New Notes pursuant to these provisions will be for cash at a price equal to 100% of the accreted principal amount of the New Notes to be purchased plus any accrued and unpaid interest on the original principal amount to, but excluding, the purchase date. Upon a holder’s election to convert the New Notes in connection with certain corporate transactions, the Company will increase the conversion rate as set forth in the Indenture.

On or after October 1, 2017, the Company may redeem for cash all or a portion of the New Notes at a redemption price of 100% of the accreted principal amount of the New Notes to be redeemed plus accrued and unpaid interest on the original principal amount to, but not including, the redemption date.

The Indenture contains customary terms and covenants and events of default. If an event of default (as defined therein) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the New Notes then outstanding by notice to the Company and the Trustee, may declare the principal amount of the New Notes to be due and payable.

In the case of an event of default arising out of certain bankruptcy events (as set forth in the Indenture), the principal amount of the New Notes will automatically become due and payable.

The foregoing description of the Base Indenture, the First Supplemental Indenture and the New Notes is a summary only and is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture and the form of the New Notes, which are filed herewith as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.

The Company offered the New Notes to certain holders of the Existing Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the New Notes to certain holders of the Existing Notes did not involve a public offering, the solicitation of offers for the New Notes was not done by any form of general solicitation or general advertising, and offers for the New Notes were only solicited from persons believed to be “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The New Notes and any shares of the Company’s common stock that may be issued upon conversion of the New Notes will not be registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration requirements.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 in this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth above under Item 1.01 in this Current Report is hereby incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 19, 2015, the Company announced the appointment of Joseph T. Leary, as Interim Chief Financial Officer effective October 15, 2015. In this role, Mr. Leary will serve as the Company’s interim principal financial officer. Mr. Leary will initially serve as the Company’s Interim Chief Financial Officer for a six month interim period, after which period the Company will reevaluate his position on a permanent basis. Mr. Leary will receive an annual salary of $250,000 during his six month interim period, and he will be eligible for other usual and customary benefits.

Prior to joining the Company, Mr. Leary served as the Chief Financial Officer of Tarpon Operating and Development, LLC, a private oil and gas exploration and production company, from 2011 to 2014. He also served as the Executive Vice President and Chief Financial Officer of Energy Partners, Ltd., a public oil and gas exploration and production company, from 2007 to 2009, and he served as the Senior Vice President and Chief Financial Officer of KCS Energy, Inc., a public oil and gas exploration and production company, from 2003 to 2006.

There are no arrangements or understandings between Mr. Leary and any other person pursuant to which he was selected as Interim Chief Financial Officer, nor are there any family relationships between Mr. Leary and any of the Company’s directors or executive officers. There are no transactions between Mr. Leary and the Company that would be reportable under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure

On October 19, 2015, the Company issued a press release announcing Mr. Leary’s appointment as the Company’s interim chief financial officer. A copy of this press release is furnish herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, and will not be incorporated by reference into any registration statement filed under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of September 8, 2015, among Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and Wilmington Trust, National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on September 9, 2015).

4.2	First Supplemental Indenture, dated as of September 8, 2015, among Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and Wilmington Trust, National Association, as trustee (Incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on September 9, 2015).

4.3	Form of 5.00% Convertible Exchange Senior Note due 2032 (included in Exhibit 4.2).

99.1	Press Release issued October 19, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2015

GOODRICH PETROLEUM CORPORATION

By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of September 8, 2015, among Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and Wilmington Trust, National Association, as trustee (Incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on September 9, 2015).

4.2	First Supplemental Indenture, dated as of September 8, 2015, among Goodrich Petroleum Corporation, Goodrich Petroleum Company, L.L.C. and Wilmington Trust, National Association, as trustee (Incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K (File No. 001-12719) filed on September 9, 2015).

4.3	Form of 5.00% Convertible Exchange Senior Note due 2032 (included in Exhibit 4.2).

99.1	Press Release issued October 19, 2015.